Exhibit 99.1

Sonos Announces CEO Transition

Patrick Spence to Step Down as CEO and Board Member
Tom Conrad Appointed Interim CEO

SANTA BARBARA, Calif., January 13, 2025 -- Sonos, Inc. (Nasdaq: SONO) today announced that the Sonos Board of Directors and Patrick Spence have agreed that Mr. Spence will step down as Chief Executive Officer (CEO) and as a member of the Board effective today. The Board has appointed Tom Conrad, an independent member of the Board since 2017, as Interim CEO, also effective as of today. The Board has initiated a search for its next CEO with the assistance of a leading executive search firm, and is committed to identifying a leader who will build on the Sonos legacy of innovation and excellence in serving its customers while also driving profitable growth. This leadership change is unrelated to the Company’s fiscal first quarter results, which will be reported on February 6, 2025, and for which the Company is providing no update at this time.

"On behalf of the Board, I want to thank Patrick for his contributions as CEO," said Julius Genachowski, Chair of the Board of Directors. "During his tenure, Patrick built on our pioneering success in wireless home audio and led the Company's expansion into premium audio for home theater, portables, and headphones. We appreciate Patrick's dedication to Sonos."

Mr. Genachowski continued, "Tom’s mandate is to improve the Sonos core experience for our customers, while optimizing our business to drive innovation and financial performance. With his deep product expertise and long-term relationship with Sonos, Tom is uniquely suited to guide the company forward during the transition and the Board looks forward to partnering with him closely. We are excited about the opportunity ahead."

"I am deeply honored to step into this role at such an important moment for Sonos," said Mr. Conrad. "Nearly two decades ago, when I led the earliest initiative to integrate Pandora and Sonos, I got my first glimpse of the magic that Sonos could bring to millions of lives every day. I am excited to work with our team to restore the reliability and user experience that have defined Sonos, while bringing innovative new products to market. Together, we will focus on delivering extraordinary experiences for our customers and strong results for our shareholders."

About Tom Conrad
Tom Conrad has served on the Sonos Board of Directors since 2017 and is a seasoned leader in consumer technology with over three decades of experience. He is the outgoing Chief Executive Officer of Zero Longevity Science, where he has driven growth for its subscription digital health platform since 2021. He previously served as the Chief Product Officer of Quibi, a short form streaming service where he helped build the team and product from scratch. Mr. Conrad was the Vice President of Product at Snap Inc., where he oversaw numerous product innovations that solidified Snapchat as a leader in the social media landscape, renowned for its creativity and user engagement. Tom also served as the Chief Technology Officer and Executive Vice President of Product at Pandora, where he was among the original creators of the pioneering music streaming service. During his decade-long tenure, he drove the development of Pandora’s personalized music experience, helping the company scale to tens of millions of users and revolutionizing how the world discovers and listens to music. At the start of his career, Tom worked at Apple building the foundational user interface of the Macintosh. He holds a B.S.E in computer engineering from the University of Michigan.
About Sonos

Sonos (Nasdaq: SONO) is the world’s leading sound experience company. As the inventor of multi-room wireless home audio, Sonos innovation helps the world listen better by giving people access to the content they love and allowing them to control it however and wherever they choose. Known for delivering an unparalleled sound experience, thoughtful design aesthetic, simplicity of use, and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the composition of our board of directors, changes to our leadership team, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.
These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to introduce software updates to our new app on a timely basis and otherwise deliver on our action plan to address issues caused by our new app and related customer commitments; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to protect our brand and intellectual property; and the other risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2024 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.
All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
Erin Pategas
PR@sonos.com

Source: Sonos